SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2003

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure.

West Marine today issued the following press release:

WEST MARINE TO ACQUIRE BOATU.S. RETAIL, CATALOG & WHOLESALE OPERATIONS

Watsonville, California — January 14, 2003:West Marine, Inc. (NASDAQ:WMAR) announced today that the company will acquire BoatU.S. retail stores, catalog sales and wholesale operations for $72 million in cash and the assumption of certain liabilities. In making the announcement, John Edmondson, CEO of West Marine, said, “This acquisition marks a major milestone in the evolution of the boating products industry.”

Edmondson characterized the deal as “a long-term strategic alliance that will enable both West Marine and BoatU.S. to maximize their respective strengths in order to better serve the boating public.” According to Edmondson, “We intend to continue to operate the BoatU.S. stores under the BoatU.S. name. BoatU.S. has an excellent reputation and a loyal customer base. It is our intention to have no disruption in the level of service that their customers have come to expect.”

Richard Schwartz, founder and chairman of BoatU.S. said, “BoatU.S. will now concentrate its resources on developing new programs of value for boat owners to complement the Association’s marine insurance, towing, boat financing, consumer advocacy, and government representation programs. According to Schwartz, “The market for marine equipment has changed markedly in the past two decades. Marine outlets have become more readily available and West Marine, the largest boating equipment supplier in the world, has proven its ability to deliver quality merchandise at competitive prices while sustaining an impressive growth rate of stores around the country. The time is right for us to partner with West Marine.”

West Marine, headquartered in Watsonville, California, is the nation’s largest boating supply chain with 258 store locations in the U.S. and Canada. The acquisition of BoatU.S. retail operations will add 62 store locations, as well as the BoatU.S. catalog and wholesale sales channels, which is anticipated to add approximately $140 million in additional sales annually. West Marine expects that the acquisition will be accretive to its earnings in 2003 in the range of $.01 to $.02 per share. In 2004, the company expects the acquisition to be accretive to earnings by approximately $.18 to $.20 per share.

Under the terms of the agreement, West Marine will promote membership in the BoatU.S. Association at each of its 320 stores, while the Association will exclusively promote West Marine as the preferred supplier of boating equipment to its members.

Special Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, statements that relate to West Marine’s future plans, expectations, objectives, performance and similar projections, as well as facts and assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risks and uncertainties failure to secure or adverse conditions required under pending approvals, failure to obtain or maintain expected synergies from the transaction and other risk factors disclosed from time to time in West Marine’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:	January 14, 2003	By:	/s/ RUSSELL SOLT
Russell Solt Executive Vice President and Chief Financial Officer